GALAXY FOODS COMPANY
2441 Viscount Row
Orlando, Florida 32809

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, FEBRUARY 11, 1999

To the Shareholders:

The Special Meeting of Shareholders of Galaxy Foods Company (the
"Company") will be held Thursday, February 11, 1999 at 10:00 a.m.
at the offices of the Company in Orlando, Florida for the following purposes:

	1. 	To consider and vote upon a proposal by the Board of
Directors to effect a one-for-seven reverse 			stock
split of the Company's common stock, par value $0.01 per share.

	2. 	To transact such other business as may properly come
before the meeting and any adjournment thereof.

Shareholders of record at the close of business on January 7, 1999 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/S/Cynthia L. Hunter
Cynthia L. Hunter
Corporate Secretary

Orlando, Florida
January 14, 1999


SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN
IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.  IF YOU
ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

GALAXY FOODS COMPANY
2441 Viscount Row
Orlando, Florida 32809

January 14, 1999

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS to be held Thursday, February 11, 1999

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Galaxy Foods Company (the "Company"), a Delaware corporation, for the use at the Special Meeting of Shareholders to be held Thursday, February 11, 1999 at 10:00 a.m. at the offices of the Company in Orlando, Florida.

Only shareholders of record as of January 7, 1999 will be entitled to vote at the meeting and any adjournment thereof. As of January 7, 1999, 64,255,267 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not, in any way, affect a shareholders' right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised.

Where a choice has been specified on the proxy with respect to the matters to be voted thereunder, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote might be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. This proxy statement and the form of proxy were first mailed to shareholders on or about January 18, 1999.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, to the knowledge of Management, each person of entry who is the beneficial owner of more than 5% of the 64,255,267 shares of the Company's Common Stock, $.01 par value ("Common Stock"), outstanding as of January 7, 1999, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby.

                           					 	Amount and
Name and Address	               		Nature of		                	Percent
of Beneficial Owner	            		Beneficial Ownership (1)   	of Class (2)

Angelo S. Morini
2441 Viscount Row
Orlando, Florida 32809           	25,120,199 (3)             	36.7%

Cede & Co.
Box #20
Bowling Green Station
New York, New York              		35,525,107 (4)	            	51.9%

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding assuming the exercise of all currently exercisable and vested options and warrants held by all executive officers, current directors, and holders of 5% or more of the Company's issued and outstanding Common Stock is 68,564,156 shares. Does not assume the exercise of any other options or warrants.

(3) Includes options to acquire 1,091,500 shares of the Company's Common Stock. These options include an option issued on October 1, 1991 to acquire 91,500 shares of the Company's stock at $3.575 per share. The original exercise price of this option was reduced by the Board of Directors to $.50 per share on August 31, 1993. On October 1, 1996, the term to exercise this option was extended to October 1, 2001. On July 1, 1997, Mr. Morini was granted an option to acquire 1,000,000 shares of the Company's Common Stock at an exercise price of $0.75 per share under the terms of his employment agreement, which option expires on July 1, 2002. The closing bid price of the Company's stock on the inter-dealer quotation system operated by Nasdaq, Inc. (the "NASDAQ System") on June 30, 1997 was $0.75. Also includes 5,000 shares owned by Mr. Morini that are held in a nominee name and 2,000 shares held in joint tenancy. The remaining 24,021,699 shares beneficially owned by Mr. Morini are owned of record by Morini Investments Limited Partnership, a Delaware limited partnership, of which Mr. Morini is the sole limited partner holding a 99% ownership interest in such partnership. The general partner of Morini investments Limited Partnership is Morini Investments, LLC, a Delaware limited liability company, of which Mr. Morini is the sole member. Morini Investments, LLC holds a 1% ownership interest in Morini Investments Limited Partnership.

(4) Cede & Co. is a share depository used by shareholders to hold stock in street name. Does not include 5,000 shares beneficially owned by Angelo S. Morini and held by Cede & Co. in street name.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of January 7, 1999, the number of shares owned directly, indirectly and beneficially by each executive officer and each director and director-nominee of the Company, and by all executive officers and directors as a group:

                            					Amount and
Name and Address	               	Nature of	               	Percent of
of Beneficial Owner	            	Beneficial Ownership (1) 	Class (2)

Angelo S. Morini
Galaxy Foods Company
2441 Viscount Row
Orlando, Florida  32809	  	      25,120,199 (3)		          36.7%

Earl G. Tyree
240 North Line Drive
Apopka, Florida  32703		             22,000 (4)	          	*

Douglas A. Walsh
607 Tamiami Trail
Ruskin, Florida  33570		             22,667 (5)	          	*

Marshall K. Luther
Galaxy Foods Company
2441 Viscount Row
Orlando, Florida  32809		           127,333 (6)          		*

Cynthia L. Hunter
Galaxy Foods Company
2441 Viscount Row
Orlando, Florida  32809	       	     34,500 (7)          		*

All executive officers and
directors as a group			          25,326,699		             	37.0%

*  Less than 1%

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding assuming the exercise of all currently exercisable and vested options and warrants held by all executive officers, directors, and holders of 5% or more of the Company's issued and outstanding Common Stock is 68,564,156 shares. Does not assume the exercise of any other options or warrants.

(3) Includes options to acquire 1,091,500 shares of the Company's Common Stock. These options include an option issued on October 1, 1991 to acquire 91,500 shares of the Company's stock at $3.575 per share. The original exercise price of this option was reduced by the Board of Directors to $.50 per share on August 31, 1993. On October 1, 1996, the term to exercise this option was extended to October 1, 2001 on October 1, 1996. On July 1, 1997, Mr. Morini was granted an option to acquire 1,000,000 shares of the Company's Common Stock at an exercise price of $0.75 per share under the terms of his employment agreement, which option expires on July 1, 2002. The closing bid price of the Company's stock as quoted on the NASDAQ System on June 30, 1997 was $0.75. Also includes 5,000 shares owned by Mr. Morini that are held in a nominee name and 2,000 shares held in joint tenancy. The remaining 24,021,699 shares beneficially owned by Mr. Morini are owned of record by Morini Investments Limited Partnership, a Delaware limited partnership, of which Mr. Morini is the sole limited partner holding a 99% ownership interest in such partnership. The general partner of Morini Investments Limited Partnership is Morini Investments, LLC, a Delaware limited liability company, of which Mr. Morini is the sole member.
Morini Investments, LLC holds a 1% ownership interest in Morini Investments Limited Partnership.

4) Mr. Tyree, a current member of the Board of Directors, was granted an option to acquire 15,000 shares of Common Stock on September 11, 1992 for an exercise price of $2.88 per share.
This option expires on September 11, 2002. The closing bid price of the Company's Common Stock as reported on the NASDAQ System on September 10, 1992 was $2.875 per share. Mr. Tyree was granted an additional option on October 1, 1993 to acquire 1,000 shares of Common Stock at an exercise price of $2.125 per share. This option expires on October 1, 2003. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1993 was $2.00 per share. The exercise price of all of Mr. Tyree's then existing options was reduced to $2.00 per share on January 31, 1994. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. On October 1, 1994, Mr. Tyree was granted an option to acquire 1,000 shares at an exercise price of $2.75 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1994, was $2.875 per share. This option expires on October 1, 2004. On October 1, 1995, Mr. Tyree was granted an option to acquire 1,000 shares at an exercise price of $0.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 29, 1995, was $0.59375 per share. This option expires on October 1, 2005. On October 1, 1996, Mr. Tyree was granted an option to acquire 2,000 shares at an exercise price of $1.47 per share which expires on October 1, 2006. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1996 was $1.50 per share. On October 1, 1997, he was granted an option to acquire 2,000 shares at an exercise price of $1.1875 per share which expires on October 1, 2007. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1997 was $1.1875 per share. On October 1, 1998, he was granted an option to acquire 2,000 shares at an exercise price of $.4375 per share which expires on October 1, 2008. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1998 was $.4375 per share. All of Mr. Tyree's options currently are exercisable.

(5) Dr. Walsh, a current member of the Board of Directors, was granted an option to acquire 15,000 shares of Common Stock on January 31, 1992 for an exercise price of $3.00 per share. This option expires on January 31, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 30, 1992 was $2.50 per share. Dr. Walsh was granted an additional option on October 1, 1992 to acquire 667 shares of Common Stock at an exercise price of $2.875 per share. This option expires on October 1, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1992 was $2.625 per share. Dr. Walsh was granted an additional option on October 1, 1993 to acquire 1,000 shares of Common Stock at an exercise price of $2.125 per share. This option expires on October 1, 2003. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1993 was $2.00 per share. The exercise price of all of Dr. Walsh's then existing options was reduced to $2.00 per share on January 31, 1994. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. On October 1, 1994, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $2.75 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1994, was $2.875 per share. This option expires on October 1, 2004. On October 1, 1995, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 29, 1995, was $.59375 per share. This option expires on October 1, 2005. On October 1, 1996, Dr. Walsh was granted an option to acquire 2,000 shares at an exercise price of $1.47 per share which expires on October 1, 2006. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1996 was $1.50 per share. On October 1, 1997, he was granted an option to acquire 2,000 shares at an exercise price of $1.1875 per share which expires on October 1, 2007. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1997 was $1.1875 per share. On October 1, 1998, he was granted an option to acquire 2,000 shares at an exercise price of $.4375 per share which expires on October 1, 2008. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1998 was $.4375 per share. All of Dr. Walsh's options currently are exercisable.

(6) Mr. Luther, a current member of the Company's Board of Directors, holds warrants to acquire 50,000 shares of Common Stock at a price of $0.6407 per share. These warrants were granted as compensation for work per the terms of Mr. Luther's agreement with the Company to serve as Senior Vice President of Marketing for a term of one year. In addition, Mr. Luther was granted options to acquire 15,000 shares of the Company's Common Stock on January 31, 1996, for an exercise price of $.8125 per share, which option expires on January 31, 2006. On October 1, 1996, Mr. Luther was granted an option to acquire 1,333 shares at an exercise price of $1.47 per share which expires on October 1, 2006. The closing bid price of the Company's Common Stock was quoted on the NASDAQ System on September 30, 1996 was $1.50 per share. On October 1, 1997, he was granted an option to acquire 2,000 shares at an exercise price of $1.1875 per share which expires on October 1, 2007. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1997 was $1.1875 per share. On October 1, 1998, he was granted an option to acquire 2,000 shares at an exercise price of $.4375 per share which expires on October 1, 2008. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1998 was $.4375 per share. All of
Mr. Luther's options are currently exercisable.   Also includes
59,000 shares owned by Mr. Luther and held in nominee name.

(7) Includes options to acquire 30,000 shares of the Company's Common Stock granted to Ms. Hunter pursuant to the Company's 1996 Stock Option Plan. Such options are exercisable at $0.78125 to $1.00 per share and expire as to 15,000 on June 18, 2007 and as to 15,000 on October 23, 1997. Of these options, 10,000 are exercisable. Also includes 2,000 shares owned by Ms. Hunter and held in nominee name.

PROPOSAL ONE:  TO EFFECT A ONE-FOR-SEVEN REVERSE STOCK SPLIT OF
THE COMPANY'S COMMON STOCK

The Board of Directors of the Company has approved a resolution to effect a one-for-seven reverse split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split"), subject to the approval of the shareholders. If the Reverse Stock Split is approved by shareholders, the Reverse Stock Split will become effective on February 11, 1999. Each share of Common Stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one-seventh of one share of Common Stock.

PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT

The following table illustrates the principal effects of the proposed Reverse Stock Split based on the Company's capitalization as of January 7, 1999:

Common Stock	      	Prior to Split			After Split
Authorized			       85,000,000	    		85,000,000
Outstanding			      64,255,267*			    9,179,323**

Available For
Future Issuance	   	20,744,733*	   		75,820,677**

* Does not assume exercise of any outstanding options or warrants.

** Assumes that no post-split shares of Common Stock are issued in lieu of fractional shares.

The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The respective relative voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split, and the Common Stock will continue to have a par value of $0.01 per share. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Company's Common Stock, which will remain at 85,000,000, of which approximately 75,820,677 shares of Common Stock would constitute authorized but unissued and unreserved shares.

      REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

The Reverse Stock Split is being proposed primarily because the Common Stock does not currently meet the requirements for continued listing on the Nasdaq Small-Cap Market. The Nasdaq Small-Cap Market continued listing standards include a requirement that the closing bid price for a listed company be at least $1.00 per share. Failure to meet this requirement for 30 consecutive trading days may result in a company being delisted from the Nasdaq Small-Cap Market. When the minimum bid price requirement is not met for 30 consecutive trading days, a company is delisted unless its closing bid price equals or exceeds $1.00 for at least ten consecutive trading days during a 90-day period following the notice of non-compliance from The Nasdaq Stock Market, Inc. ("Nasdaq").

As of July 11, 1998, the closing bid price for the Common Stock had been less than $1.00 for more than 30 consecutive trading days. On July 11, 1998, the Company received a notification of non-compliance from Nasdaq. The notification stated that, in order to avoid delisting of the Common Stock from the Nasdaq Small-Cap Market, the bid price for the Common Stock must close at or above $1.00 per share for at least ten consecutive trading days before September 11, 1998. The Common Stock failed to meet this minimum bid price requirement during the 90-day period which ended September 11, 1998.

On September 11, 1998, the Company filed a request with the Nasdaq Listing Qualifications Hearing Department for a hearing to contest the delisting of the Common Stock. The delisting was stayed pending the hearing. Such hearing took place on November 5, 1998. On December 1, 1998, the Nasdaq Listing Qualifications Panel granted the Company a conditional listing status for the Common Stock, but determined that the Common Stock would be delisted from the Nasdaq Small-Cap Market unless the Company evidenced on or before February 12, 1999, a closing bid price for the Common Stock of at least $1.00 for one trading day and, immediately thereafter, maintained a closing bid of at least $1.00 for a minimum of ten consecutive trading days, as well as satisfying all other criteria necessary for continued inclusion of the Common Stock on the Nasdaq Small-Cap Market.

As a result of the conditional listing status of the Common
Stock, effective December 3, 1998, the trading symbol of the Common Stock was changed from "GALX" to "GALXC."

Additionally, the Board of Directors believes that the high number of shares of Common Stock outstanding and its relatively low per-share market price may adversely effect the trading market for the Common Stock and its acceptability to certain institutional investors and other members of the investing public. While the number of shares outstanding should not, by itself, affect the marketability of a stock, the type of investor who acquires such stock or the Company's reputation in the financial community, the Company believes that, in practice, this is not necessarily the case, as certain investors view low-priced as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to maintain the listing of the Common Stock on the Nasdaq Small-Cap Market and that the consummation of the proposed Reverse Stock Split will increase the price per share of Common Stock to in excess of $1.00. It is anticipated that, if approved by the Company's shareholders, the Reverse Stock Split will become effective at the close of business on February 11, 1999.

In the event that the Reverse Stock Split is not approved by the Company's shareholders, it is likely that the Common Stock will be delisted by Nasdaq. If this were to occur, the Common Stock would be traded on the OTC Bulletin Board and would be subject to regulations relating to "Penny Stocks" which would immediately affect the ability of shareholders to resell their stock and the market value for the Common Stock.

There can be no assurance, even if the Reverse Stock Split is consummated, that the bid price per share of Common Stock will increase to in excess of $1.00, or that, if the bid price per share of Common Stock does increase to in excess of $1.00, that such bid price will remain at or above $1.00. Accordingly, there can be no assurance that Nasdaq will not delist the Common Stock even if the Reverse Stock Split is consummated. Additionally, there can be no assurance that the Reverse Stock Split will not adversely impact the market price of, or the trading market for, the Common Stock.

       FUTURE DILUTION; ANTI-TAKEOVER EFFECTS

There may be certain disadvantages suffered by shareholders of the Company as a result of approval of the Reverse Stock Split. These disadvantages include a significant increase in possible dilution to present shareholders' percentage ownership of the Common Stock because of the additional authorized shares of Common Stock which would be available for future issuance by the Company. As illustrated in the table above, present shareholders, in the aggregate, own approximately 75.6% of current authorized shares of Common Stock under the Company's present capital structure, but would own only 10.8% of the authorized shares of Common Stock under the Company's post-split capital structure, assuming that the proposed Reverse Stock Split is consummated.

The proportionate increase in the number of shares of Common Stock available for future issuance may also have certain anti-takeover effects. For example, the availability of a large number of shares of Common Stock for future issuance might allow the Company's Board of Directors to dilute the percentage share ownership of persons who might attempt to obtain control over the Company. Approval of the Reverse Stock Split therefore, may allow the Board of Directors to frustrate a takeover attempt which might be favorable to shareholders as a group, and may have the effect of limiting shareholder participation in these types of transactions.

While the Reverse Stock Split may have certain anti-takeover effects, management is not aware of any attempts by third persons to accumulate a large number of shares of Common Stock and the Board of Directors is not recommending the Reverse Stock Split in response to any existing attempts by third parties to obtain control of the Company.

                      REGISTRATION

The Board of Directors believes that the consummation of the Reverse Stock Split and the changes which would result therefrom will not cause the Company to terminate registration of the Common Stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and the Company does not presently intend to seek, either before or after the Reverse Stock Split, any change in the Company's status as a reporting company for federal securities law purposes.


              FEDERAL INCOME TAX CONSEQUENCES

The receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. If the Reverse Stock Split is approved, the U.S. tax basis of Common Stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split.

SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR
MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED
REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.


                 EXCHANGE OF CERTIFICATES

As soon as is practicable following the effective date of the Reverse Stock Split, shareholders will be notified and requested to surrender their current certificates to the Company's stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock. No fractional shares of Common Stock will be issued, and, in lieu thereof, assuming approval by the shareholders of the Reverse Stock Split, a whole share will be issued to any shareholders entitled to a fraction of a share of Common Stock.

   DETERMINATION BY BOARD TO ABANDON REVERSE STOCK SPLIT

In accordance with Delaware law and notwithstanding approval of the proposal by shareholders, at any time prior to the effective date of the Reverse Stock Split, the Board of Directors may, in its sole discretion, abandon the proposal without any further action by shareholders.

                     REQUISITE VOTE

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock is necessary for approval of the Reverse
Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
THE APPROVAL OF THE PROPOSAL TO EFFECT THE REVERSE STOCK SPLIT.

                     OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

               EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail of by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.

                SHAREHOLDER PROPOSALS

It is anticipated that the Company's next annual meeting of shareholders will be held in October 1999, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company's principal executive offices at 2441 Viscount Row, Orlando, Florida 32809, no later than July 13, 1999. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested. Notice of shareholder proposals outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (for proposals submitted for inclusion in proxy statement and form of proxy) for the next annual meeting of shareholders must be received at the Company's principal executive offices no later than September 28, 1999.